Exhibit 99.1

2013

INTERIM REPORT

Sands China Ltd.

(Incorporated in the Cayman Islands with limited liability)

This interim report is printed on recycled paper using soy ink

Stock Code: 1928

EXPERIENCE THE MOST

SPECTACULAR ENTERTAINMENT IN MACAO

Contents

1. Overview

1.1 Financial Highlights 3

2. Management Discussion

and Analysis

2.1 Results of Operations 5

2.2 Liquidity and Capital Resources 11

2.3 Capital Expenditures 12

2.4 Capital Commitments 13

2.5 Dividends 13

2.6 Pledge of Fixed Assets 13

2.7 Contingent Liabilities and Risk Factors 14

2.8 Capital Risk Management 14

2.9 Foreign Exchange Risk 15

2.10 Business Review and Prospects 15

3. Corporate Governance

3.1 Human Resources 17

3.2 Environment 17

3.3 Corporate Governance Practices 17

3.4 Model Code for Securities Transactions 18

3.5 Board and Board Committees Composition 18

3.6 Disclosure of Directors’ Information pursuant to 19

Rule 13.51B(1) of the Listing Rules

3.7 Amendments to the Memorandum and 20

Articles of Association

3.8 Appointment of Auditor 20

3.9 Audit Committee Review 20

3.10 Interests of Directors and Chief Executives 21

3.11 Interests of Substantial Shareholders 23

3.12 Interests of Any Other Persons 24

3.13 Equity Award Plan 24

3.14 Purchase, Sale or Redemption of 27

the Company’s Listed Shares

4. Condensed Consolidated

Financial Statements

4.1 Report on Review of Condensed Consolidated 29

Financial Statements

4.2 Condensed Consolidated Financial Statements 30

4.3 Notes to the Condensed Consolidated 36

Financial Statements

5. Corporate Information 61

6. Contact Us 63

7. Glossary 64

This interim report is prepared in English and Chinese.

In case of inconsistency, please refer to the English version as it shall prevail.

1. OVERVIEW

SANDS CHINA LTD. Interim Report 2013

1. OVERVIEW


Adjusted EBITDA
(US$Million)
↑46.6%
Adjusted EBITDA
Adjusted EBITDA as a % of Net Revenues
29.9%
31.4%
$873.0
$1,280.1
1H2012
1H2013


Net Revenues
(US$Million)
↑39.4%
$2,920.5
$4,070.3
1H2012
1H2013


Profit
(US$Million)
↑113.8%
Profit
Profit as a % of Net Revenues
15.1%
23.1%
$439.8
$940.5
1H2012
1H2013

1.1 Financial Highlights

- We generated an all-time half year record of US$1,280.1 million (HK$9,931.3 million) of adjusted EBITDA, an increase of 46.6% compared to US$873.0 million (HK$6,771.7 million) in the first half of 2012.

- Total net revenues for the Group increased 39.4% to US$4,070.3 million (HK$31,578.2 million) in the first half of 2013, compared to US$2,920.5 million (HK$22,653.7 million) in the first half of 2012.

- Profit for the Group increased 113.8% to US$940.5 million (HK$7,296.6 million) in the first half of 2013, compared to US$439.8 million (HK$3,411.4 million) in the first half of 2012. Excluding pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the six months ended June 30, 2012, adjusted profit increased 40.0% to US$945.9 million (HK$7,338.5 million) in the first half of 2013, compared to US$675.8 million (HK$5,242.0 million) in the first half of 2012.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2012 Annual Report.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7582 (six months ended June 30, 2012: US$1.00 to HK$7.7568) for the purposes of illustration only.

03

2. MANAGEMENT

DISCUSSION

AND ANALYSIS

SANDS CHINA LTD. Interim Report 2013

2. MANAGEMENT

DISCUSSION

AND ANALYSIS

2.1 Results of Operations

The Board of Directors (the “Board”) of Sands China Ltd. (“we” or our “Company”) is pleased to present the unaudited consolidated results of the Company and its subsidiaries (the “Group”) for the six months ended June 30, 2013 compared to the six months ended June 30, 2012.

Net Revenues

Our net revenues consisted of the following:

Six months ended June 30,

2013 2012 Percent change

(US$ in millions, except percentages)

Casino 3,650.7 2,592.8 40.8%

Rooms 136.1 93.9 44.9%

Mall 119.6 92.5 29.3%

Food and beverage 69.2 43.4 59.4%

Convention, ferry, retail and other 94.7 98.0 (3.4)%

Total net revenues 4,070.3 2,920.5 39.4%

Net revenues were US$4,070.3 million for the six months ended June 30, 2013, an increase of US$1,149.8 million, or 39.4%, compared to US$2,920.5 million for the six months ended June 30, 2012. Net revenues increased in most of the segments, mainly driven by the full operation of our newest integrated resort, Sands Cotai Central, as well as strong visitation resulting from continuous efforts in marketing and management’s focus on driving the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the six months ended June 30, 2013 were US$3,650.7 million, an increase of US$1,057.9 million, or 40.8%, compared to US$2,592.8 million for the six months ended June 30, 2012. The increase was primarily attributable to an increase of US$807.2 million at Sands Cotai Central driven by the opening of phase IIA in September 2012 and our VIP gaming expansion in February 2013, and an increase of US$341.6 million at The Venetian Macao driven by an increase in volume in our mass market segment.

05

2. **MANAGEMENT DISCUSSION** AND ANALYSIS

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2013	2012	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,565.6**	1,224.0	27.9%
Non-Rolling Chip drop	**2,927.7**	2,126.5	37.7%
Non-Rolling Chip win percentage	**30.0%**	30.6%	(0.6)pts
Rolling Chip volume	**23,508.9**	24,963.1	(5.8)%
Rolling Chip win percentage	**3.49%**	2.82%	0.67pts
Slot handle	**2,341.2**	2,389.6	(2.0)%
Slot hold percentage	**5.5%**	5.4%	0.1pts
Sands Cotai Central (Note 1)			
Total net casino revenues	**1,054.3**	247.1	326.7%
Non-Rolling Chip drop	**2,263.5**	389.4	481.3%
Non-Rolling Chip win percentage	**21.8%**	21.5%	0.3pts
Rolling Chip volume	**27,957.8**	6,820.6	309.9%
Rolling Chip win percentage	**2.71%**	3.12%	(0.41)pts
Slot handle	**2,478.1**	665.4	272.4%
Slot hold percentage	**3.9%**	4.0%	(0.1)pts
The Plaza Macao			
Total net casino revenues	**446.4**	520.7	(14.3)%
Non-Rolling Chip drop	**296.6**	196.9	50.6%
Non-Rolling Chip win percentage	**32.3%**	42.7%	(10.4)pts
Rolling Chip volume	**19,424.4**	21,910.5	(11.3)%
Rolling Chip win percentage	**2.58%**	2.92%	(0.34)pts
Slot handle	**366.4**	397.3	(7.8)%
Slot hold percentage	**5.6%**	5.7%	(0.1)pts
Sands Macao			
Total net casino revenues	**584.4**	601.0	(2.8)%
Non-Rolling Chip drop	**1,586.1**	1,424.9	11.3%
Non-Rolling Chip win percentage	**20.7%**	20.5%	0.2pts
Rolling Chip volume	**12,197.2**	12,598.3	(3.2)%
Rolling Chip win percentage	**2.69%**	3.17%	(0.48)pts
Slot handle	**1,343.7**	1,275.0	5.4%
Slot hold percentage	**3.9%**	4.3%	(0.4)pts

Note 1: Phases I, IIA and IIB of Sands Cotai Central opened in April 2012, September 2012 and January 2013, respectively. The property was open for 81 days during the six months ended June 30, 2012.

06

SANDS CHINA LTD. Interim Report 2013

Net room revenues for the six months ended June 30, 2013 were US$136.1 million, an increase of US$42.2 million, or 44.9%, compared to US$93.9 million for the six months ended June 30, 2012. The increase was primarily driven by the full operation of three hotel towers in our newest integrated resort, Sands Cotai Central.

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis that are recorded at discounted rates.

	Six months ended June 30,		
	2013	2012	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues (in millions)	**105.5**	108.9	(3.1)%
Occupancy rate	**89.5%**	90.1%	(0.6)pts
Average daily rate	**229**	236	(3.0)%
Revenue per available room	**205**	213	(3.8)%
Sands Cotai Central (Note 1)			
Gross room revenues (in millions)	**94.2**	15.3	515.7%
Occupancy rate	**69.0%**	75.1%	(6.1)pts
Average daily rate	**148**	141	5.0%
Revenue per available room	**102**	106	(3.8)%
The Plaza Macao			
Gross room revenues (in millions)	**19.9**	19.0	4.7%
Occupancy rate	**81.0%**	77.8%	3.2pts
Average daily rate	**361**	358	0.8%
Revenue per available room	**292**	279	4.7%
Sands Macao			
Gross room revenues (in millions)	**12.0**	12.0	—%
Occupancy rate	**94.9%**	93.5%	1.4pts
Average daily rate	**244**	247	(1.2)%
Revenue per available room	**232**	231	0.4%

Note 1: Phases I, IIA and IIB of Sands Cotai Central opened in April 2012, September 2012 and January 2013, respectively. The property was open for 81 days during the six months ended June 30, 2012.

Mall revenues for the six months ended June 30, 2013 were US$119.6 million, an increase of US$27.1 million, or 29.3%, compared to US$92.5 million for the six months ended June 30, 2012. The increase was primarily driven by higher base fees due to contract renewals and replacements, as well as additional stores opening at Sands Cotai Central in connection with the phase II opening in September 2012.

07

2. MANAGEMENT DISCUSSION AND ANALYSIS

Net food and beverage revenues for the six months ended June 30, 2013 were US$69.2 million, an increase of US$25.8 million, or 59.4%, compared to US$43.4 million for the six months ended June 30, 2012. The increase was primarily due to the additional food and beverage outlets at Sands Cotai Central. Outlets in other properties also experienced better performance as a result of increased property visitation.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2013 were US$94.7 million, a slight decrease of US$3.3 million, or 3.4%, compared to US$98.0 million for the six months ended June 30, 2012. The decrease was primarily due to the entertainment segment, driven by the closure of the ZAiA show in February 2012.

Operating Expenses

Our operating expenses consisted of the following:

	Six months ended June 30,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
Casino	**2,290.3**	1,689.1	35.6%
Rooms	**35.9**	22.3	61.0%
Mall	**17.9**	16.0	11.9%
Food and beverage	**61.8**	39.9	54.9%
Convention, ferry, retail and other	**96.2**	101.6	(5.3)%
Provision for doubtful accounts	**31.9**	24.0	32.9%
General and administrative	**261.5**	160.1	63.3%
Corporate	**33.0**	20.8	58.7%
Pre-opening	**7.4**	94.8	(92.2)%
Depreciation and amortization	**246.3**	151.0	63.1%
Net foreign exchange losses/(gains)	**4.7**	(1.2)	(491.7)%
Impairment loss	**—**	143.6	—%
Loss on disposal of property and equipment	**3.0**	0.1	2,900.0%
Fair value losses on financial assets at fair value through profit or loss	**0.1**	0.1	—%
Total operating expenses	**3,090.0**	2,462.2	25.5%

Operating expenses were US$3,090.0 million for the six months ended June 30, 2013, an increase of US$627.8 million, or 25.5%, compared to US$2,462.2 million for the six months ended June 30, 2012. The increase in operating expenses was primarily attributable to the full operation of Sands Cotai Central, in line with the increase in net revenues, partially offset by decreases in pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao in the first half of 2012.

Casino expenses for the six months ended June 30, 2013 were US$2,290.3 million, an increase of US$601.2 million, or 35.6%, compared to US$1,689.1 million for the six months ended June 30, 2012. The increase was primarily due to an increase in total gaming taxes as a result of increased gaming revenues, and increases in payroll and other operating expenses due to the full operation of Sands Cotai Central.

08

SANDS CHINA LTD. Interim Report 2013

Room expenses for the six months ended June 30, 2013 were US$35.9 million, an increase of US$13.6 million, or 61.0%, compared to US$22.3 million for the six months ended June 30, 2012. The increase was mainly driven by the opening of two hotel towers under the Sheraton brand at Sands Cotai Central in September 2012 and January 2013, respectively, adding 3,863 keys to the inventory.

Mall expenses for the six months ended June 30, 2013 were US$17.9 million, an increase of US$1.9 million, or 11.9%, compared to US$16.0 million for the six months ended June 30, 2012. The increase was mainly driven by the opening of the second phase of the Mall at Sands Cotai Central.

Food and beverage expenses for the six months ended June 30, 2013 were US$61.8 million, an increase of US$21.9 million, or 54.9%, compared to US$39.9 million for the six months ended June 30, 2012. The increase was primarily driven by the additional food and beverage outlets opened at Sands Cotai Central.

Convention, ferry, retail and other expenses for the six months ended June 30, 2013 were US$96.2 million, a decrease of US$5.4 million, or 5.3%, compared to US$101.6 million for the six months ended June 30, 2012. The decrease was primarily attributable to a decrease in entertainment expenses partially due to the closure of the ZAiA show.

Provision for doubtful accounts expenses were US$31.9 million for the six months ended June 30, 2013, an increase of US$7.9 million, or 32.9%, compared to US$24.0 million for the six months ended June 30, 2012. The increase was mainly driven by increased business volume as we expanded VIP gaming space at Sands Cotai Central.

General and administrative expenses were US$261.5 million for the six months ended June 30, 2013, an increase of US$101.4 million, or 63.3%, compared to US$160.1 million for the six months ended June 30, 2012. The increase was mainly attributable to the full operation of Sands Cotai Central.

Corporate expenses were US$33.0 million for the six months ended June 30, 2013, an increase of US$12.2 million, or 58.7%, compared to US$20.8 million for the six months ended June 30, 2012. The increase was mainly driven by royalty fees related to Sands Cotai Central, which opened in April 2012, and corporate legal expenses.

Pre-opening expenses were US$7.4 million for the six months ended June 30, 2013, primarily associated with the opening of the second tower of the Sheraton Macao Hotel at Sands Cotai Central in January 2013. This compared with pre-opening expenses of US$94.8 million for the six months ended June 30, 2012 related to phases I and IIA opening of Sands Cotai Central in April and September 2012, respectively.

Depreciation and amortization expense was US$246.3 million for the six months ended June 30, 2013, an increase of US$95.3 million, or 63.1%, compared to US$151.0 million for the six months ended June 30, 2012, due to the full operation of Sands Cotai Central, partially offset by a decrease in other properties due to some assets being fully depreciated.

Impairment loss was US$143.6 million for the six months ended June 30, 2012, as we recorded an impairment loss of US$100.7 million related to the capitalized construction costs of our former Cotai Strip development on Parcels 7 and 8, and an impairment loss of US$42.9 million related to the closure of the ZAiA show at The Venetian Macao.

09

2. MANAGEMENT DISCUSSION AND ANALYSIS

Adjusted EBITDA[1]

The following table summarizes information related to our segments:

	Six months ended June 30,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
The Venetian Macao	**709.5**	511.5	38.7%
Sands Cotai Central	**277.0**	51.7	435.8%
The Plaza Macao	**115.2**	144.0	(20.0)%
Sands Macao	**184.4**	177.8	3.7%
Ferry and other operations	**(6.1)**	(11.9)	48.7%
Total adjusted EBITDA	**1,280.1**	873.0	46.6%

Adjusted EBITDA for the six months ended June 30, 2013 was US$1,280.1 million, an increase of US$407.1 million, or 46.6%, compared to US$873.0 million for the six months ended June 30, 2012. This strong performance was driven by revenue increases in most of the business segments, as a result of the full operation of Sands Cotai Central, strong growth in Non-Rolling Chip win and continuous improvement in operational efficiencies at all properties. The management team continues to focus on providing high service levels to our VIP customers and driving the high-margin mass market segment as well as operational efficiencies throughout both gaming and non-gaming areas of the business.

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Interest Expense

The following table summarizes information related to interest expense:

	Six months ended June 30,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
Interest and other finance cost	**46.7**	59.5	(21.5)%
Less — capitalized interest	**(2.7)**	(34.3)	(92.1)%
Interest expense, net	**44.0**	25.2	74.6%

10

SANDS CHINA LTD. Interim Report 2013

Interest expense, net of amounts capitalized, was US$44.0 million for the six months ended June 30, 2013, compared to US$25.2 million for six months ended June 30, 2012. The increase was primarily due to a decrease in capitalized interest as we opened our Sands Cotai Central property. Capitalized interest was US$2.7 million during the six months ended June 30, 2013, compared to US$34.3 million during the six months ended June 30, 2012. Interest and other finance cost decreased 21.5% to US$46.7 million due to a lower average borrowing rate under the 2011 VML Credit Facility, as described below, during the six months ended June 30, 2013 and the repayment of the ferry financing in May 2012.

Profit for the Period

Profit for the six months ended June 30, 2013 was US$940.5 million, an increase of US$500.7 million, or 113.8%, compared to US$439.8 million for the six months ended June 30, 2012. Excluding pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the six months ended June 30, 2012, adjusted profit increased 40.0% to US$945.9 million in the first half of 2013, compared to US$675.8 million in the first half of 2012.

2.2 Liquidity and Capital Resources

We fund our operations through cash generated from our operations and our debt financings.

On September 22, 2011, two subsidiaries of the Group, VML US Finance LLC (the "Borrower") and VML, as guarantor, entered into a credit agreement (the "2011 VML Credit Facility"), providing for up to US$3.7 billion (or equivalent in Hong Kong dollars ("HK$") or Macao patacas ("MOP")), which consists of a US$3.2 billion term loan (the "2011 VML Term Facility") that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the "2011 VML Revolving Facility"), none of which was drawn as at June 30, 2013, that is available until October 15, 2016.

We may need to arrange additional financing to fund the balance of our Cotai Strip developments.

As at June 30, 2013, we had cash and cash equivalents of US$1.64 billion, which was primarily generated from our operations.

Cash Flows — Summary

Our cash flows consisted of the following:

	Six months ended June 30,	
	2013	2012
	(US$ in millions)	
Net cash generated from operating activities	**1,361.3**	809.9
Net cash used in investing activities	**(236.6)**	(531.1)
Net cash used in financing activities	**(1,430.1)**	(1,414.0)
Net decrease in cash and cash equivalents	**(305.5)**	(1,135.1)
Cash and cash equivalents at beginning of period	**1,948.4**	2,491.3
Effect of exchange rate on cash and cash equivalents	**(3.9)**	4.2
Cash and cash equivalents at end of period	**1,639.0**	1,360.3

11

2. MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, hotel room and mall operations. Net cash generated from operating activities for the six months ended June 30, 2013 was US$1,361.3 million, an increase of US$551.4 million, or 68.1%, compared to US$809.9 million for the six months ended June 30, 2012. The increase in net cash generated from operating activities was primarily due to the increase in our operating results.

Cash Flows — Investing Activities

Capital expenditures for the six months ended June 30, 2013, totaled US$241.7 million, including US$181.9 million for construction activities at Sands Cotai Central and The Parisian Macao and US$59.8 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the six months ended June 30, 2013, net cash flows used in financing activities were US$1,430.1 million, which was primarily attributable to US$1,381.6 million in dividend payments and payments of US$27.8 million for interest and US$25.5 million for finance lease liabilities.

2.3 Capital Expenditures

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

	Six months ended June 30,	
	2013	2012
	(US$ in millions)	
The Venetian Macao	**44.2**	35.6
Sands Cotai Central	**123.4**	469.6
The Plaza Macao	**5.7**	19.3
Sands Macao	**9.7**	12.9
Ferry and other operations	**0.2**	0.5
The Parisian Macao[(1)]	**58.5**	2.3
Total capital expenditures	**241.7**	540.1

(1) The Parisian Macao was formerly reported under "Other developments" in 2012.

Our capital expenditure plans are significant. In April 2012, September 2012 and January 2013, we opened phases I, IIA and IIB, respectively, of Sands Cotai Central, which is part of our Cotai Strip development. Phase III of the project is expected to include a fourth luxury St. Regis-branded hotel and mixed-use tower. The total cost to complete phase III is expected to be approximately US$450 million. We intend to commence construction of phase III at a future date as demand and market conditions warrant it.

12

SANDS CHINA LTD. Interim Report 2013

We have commenced construction activities on The Parisian Macao, our integrated resort development on Parcel 3, and have capitalized costs of US$222.6 million, including land, as at June 30, 2013. We have received the requisite government approvals to start construction of The Parisian Macao and have begun on-site work. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of land premium payments.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

2.4 Capital Commitments

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

June 30, December 31,

2013 2012

(US$ in millions)

Contracted but not provided for 442.1 190.8

Authorized but not contracted for 2,697.5 553.1

Total capital commitments 3,139.5 743.9

2.5 Dividends

On February 28, 2013, the Company paid an interim dividend of HK$0.67 (equivalent to US$0.086) per share for the year ended December 31, 2012, amounting in aggregate to HK$5.40 billion (equivalent to US$696.4 million), to Shareholders of record on February 19, 2013.

On May 31, 2013, the Shareholders approved a final dividend of HK$0.66 (equivalent to US$0.085) per share for the year ended December 31, 2012 to Shareholders of record on June 7, 2013. This final dividend, amounting in aggregate to HK$5.32 billion (equivalent to US$685.2 million), was paid on June 21, 2013.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2013.

As we disclosed in our announcement on February 2, 2012, we anticipate considering declaring an interim and a final dividend each year. It is anticipated that the Board will consider declaring an interim dividend for the year ending December 31, 2013 in the first quarter of 2014.

2.6 Pledge of Fixed Assets

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2013, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress and vehicles with an aggregate net book value of approximately US$7.14 billion (December 31, 2012: US$7.24 billion).

2. MANAGEMENT

DISCUSSION

AND ANALYSIS

2.7 Contingent Liabilities and Risk Factors

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concession for Sands Cotai Central, we are required to complete the development by May 2014. We will be applying for an extension from the Macao Government to complete Sands Cotai Central, as we will be unable to meet the May 2014 deadline. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. Should we determine that we are unable to complete The Parisian Macao by April 2016, we would then also expect to apply for another extension from the Macao Government. If we are unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, we could lose our land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.17 billion or US$222.6 million in capitalized construction costs including land, as at June 30, 2013, related to Sands Cotai Central and The Parisian Macao, respectively.

2.8 Capital Risk Management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 16 to the condensed consolidated financial statements), cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

June 30, December 31,

2013 2012

(US$ in millions, except percentages)

Interest bearing borrowings, net of deferred financing costs 3,134.0 3,124.0

Less: cash and cash equivalents (1,639.0) (1,948.4)

restricted cash and cash equivalents (5.0) (4.5)

Net debt 1,489.9 1,171.1

Total equity 5,150.9 5,586.1

Total capital 6,640.9 6,757.2

Gearing ratio 22.4% 17.3%

SANDS CHINA LTD. Interim Report 2013

The increase in the gearing ratio during the six months ended June 30, 2013 was primarily due to payments of US$1,381.6 million of dividends.

2.9 Foreign Exchange Risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

2.10 Business Review and Prospects

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. The Company continues to execute on the strategies outlined in our 2012 Annual Report. These strategies have proven to be successful in the first half of 2013 and we are confident they will continue to be so throughout the rest of the year.

Sands Cotai Central

Sands Cotai Central is located opposite The Venetian Macao and The Plaza Macao. It is our largest integrated resort on Cotai. Sands Cotai Central consists of three hotel towers including 636 five-star rooms and suites under the Conrad brand, 1,224 four-star rooms and suites under the Holiday Inn brand and 3,863 rooms and suites under the Sheraton brand. In April 2012, we opened phase I of Sands Cotai Central, which included both the Conrad and Holiday Inn products, a variety of retail offerings, more than 300,000 square feet of meeting space, several food and beverage establishments, along with the Himalaya casino and VIP gaming areas. We opened phase IIA in September 2012 featuring 1,796 rooms and suites managed by Starwood under the Sheraton brand, the Pacifica casino and additional retail, entertainment, dining and meeting facilities. We opened phase IIB in January 2013 consisting of the second Sheraton tower featuring an additional 2,067 rooms and suites.

Phase III of the project is expected to include a fourth luxury St. Regis-branded hotel and mixed-use tower. The total cost to complete phase III is expected to be approximately US$450 million. We intend to commence construction of phase III of the project as demand and market conditions warrant it.

The Parisian Macao

The Parisian Macao, which is currently expected to open in late 2015, is intended to include a gaming area (to be operated under our gaming subconcession), hotel, a shopping mall and other amenities. We have received the requisite government approvals to start construction of The Parisian Macao and have begun on-site construction work. We expect the cost to design, develop and construct The Parisian Macao to be approximately US$2.7 billion, inclusive of land premium payments. As at June 30, 2013, we had capitalized construction costs of US$222.6 million for The Parisian Macao, including land.

3. CORPORATE

GOVERNANCE

SANDS CHINA LTD. Interim Report 2013

3. CORPORATE

GOVERNANCE

3.1 Human Resources

As at June 30, 2013, our team member profile was as follows:

Number of full-time team members : 24,324

Average age : 38

Average years of service : 3.73

Gender ratio : Male 48%

Female 52%

Number of nationalities in management team : 40

Total number of nationalities : 57

Number of team members of hotel partners : 2,388

Number of full-time team members : 24,324

Total number of team members : 26,712

Save as disclosed in this 2013 Interim Report, there have been no material changes to the information disclosed in the 2012 Annual Report in respect of the remuneration of the employees, remuneration policies, bonus and equity award plans and staff development.

3.2 Environment

We recognize the impact our business has on the environment and we continue to strive to achieve the goals we have set ourselves in the areas of resource conservation and reducing our environmental foot print. We encourage and are grateful to those Shareholders who have elected to receive our annual and interim reports via electronic means, thereby reducing the need to print hard copies of our reports. Should you wish to start receiving an electronic copy of our annual and interim reports, please refer to page 63 of this report for more information.

To minimize the impact on our environment, this 2013 Interim Report is printed on recycled paper using soy ink.

3.3 Corporate Governance Practices

Good corporate governance underpins the creation of shareholder value and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines, that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Corporate Governance Code (the “CG Code”) contained in Appendix 14 of the Listing Rules and draws on other best practices.

Throughout the six months ended June 30, 2013, the Company fully complied with all the code provisions and certain recommended best practices set out in the CG Code.

The Board has adopted a board diversity policy (the “Policy”) in August 2013 in compliance with the new provisions in the CG Code on board diversity to be effective on September 1, 2013. The Nomination Committee will give consideration to the Policy when identifying suitably qualified individuals to become members of the Board, and the Board (or the Nomination Committee) will review the Policy, as appropriate, to ensure its effectiveness.

3. CORPORATE

GOVERNANCE

3.4 Model Code for Securities Transactions

The Company has adopted its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code during the six months ended June 30, 2013.

3.5 Board and Board Committees Composition

Mr. Steven Zygmunt Strasser was elected as an Independent Non-Executive Director of the Company at the annual general meeting held on May 31, 2013.

As at June 30, 2013, the composition of the Board was as follows:

Title Note

Executive Directors

Edward Matthew Tracy President and Chief Executive Officer Appointed July 27, 2011

Toh Hup Hock Chief Financial Officer and Executive Appointed June 30, 2010

Vice President

Non-Executive Directors

Sheldon Gary Adelson Chairman of the Board Appointed August 18, 2009

Michael Alan Leven Redesignated July 27, 2011

Jeffrey Howard Schwartz Appointed October 14, 2009

Irwin Abe Siegel Appointed October 14, 2009

Lau Wong William Appointed July 27, 2011

Independent Non-Executive

Directors

Iain Ferguson Bruce Appointed October 14, 2009

Chiang Yun Appointed October 14, 2009

David Muir Turnbull Appointed October 14, 2009

Victor Patrick Hoog Antink Appointed December 7, 2012

Steven Zygmunt Strasser Elected May 31, 2013

Alternate Director

David Alec Andrew Fleming General Counsel, Company Secretary and Appointed March 1, 2011

alternate director to Michael Alan Leven

SANDS CHINA LTD. Interim Report 2013

The composition of the Board Committees as at June 30, 2013 was as follows:

Director	Audit Committee	Remuneration Committee	Nomination Committee	Sands China Capital Expenditure Committee
Sheldon Gary Adelson	—	—	Chairman[4]	—
Edward Matthew Tracy	—	—	—	Member[3]
Toh Hup Hock	—	—	—	—
Michael Alan Leven	—	—	—	Chairman[2]
Jeffrey Howard Schwartz	—	Member[1]	—	Member[2]
Irwin Abe Siegel	Member[1]	—	—	—
Lau Wong William	Member[5]	Member[5]	—	—
Iain Ferguson Bruce	Chairman[1]	Member[1]	Member[4]	—[6]
Chiang Yun	Member[1]	—	—	—
David Muir Turnbull	—	Chairman[1]	Member[4]	—
Victor Patrick Hoog Antink	Member[5]	Member[5]	—	Member[5]
Steven Zygmunt Strasser[7]	—	—	—	—

Notes:

(1) Appointed by a resolution of the Board on October 14, 2009
(2) Appointed by a resolution of the Board on March 1, 2011
(3) Appointed by a resolution of the Board on July 27, 2011
(4) Appointed by a resolution of the Board on March 2, 2012
(5) Appointed by a resolution of the Board on December 7, 2012
(6) Resigned by a resolution of the Board on December 7, 2012
(7) Elected by a resolution of the Shareholders on May 31, 2013

3.6 Disclosure of Directors' Information pursuant to Rule 13.51B(1) of the Listing Rules

Edward Matthew Tracy

On May 1, 2013, the service contract of Mr. Edward Matthew Tracy was renewed so that his term as President and Chief Executive Officer of the Company will expire on December 31, 2016 (unless renewed). Pursuant to the renewal, Mr. Tracy's previous service contract (as described in the Company's announcement dated May 16, 2012) remains in effect, except that (a) Mr. Tracy will receive a salary of US$1,500,000 per annum; and (b) Mr. Tracy will be eligible to receive the full amount of his accrued provident fund, to which the Company contributed (including investment return if any).

On May 21, 2013, 1,000,000 restricted share units were granted to Mr. Tracy, which will vest on December 31, 2016 in accordance with the terms and conditions of a grant letter dated May 21, 2013.

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3. CORPORATE

GOVERNANCE

Pursuant to a written resolution of the Remuneration Committee passed on May 24, 2013, the vesting schedules of various share options granted to Mr. Tracy listed in the table below were revised. These share option grants, none of which formally vested on or before August 26, 2013 now vest and become exercisable from August 26, 2013:

Exercise price

per share

Date of grant Options granted HK$

August 26, 2010 800,000 12.28

October 21, 2010 200,000 15.38

September 1, 2011 325,000 24.05

May 11, 2012 260,000 29.29

Michael Alan Leven

On May 10, 2013, the Board approved the renewal of the appointment letter of Mr. Michael Alan Leven for three years commencing from July 27, 2013.

Victor Patrick Hoog Antink

In June 2013, Mr. Victor Patrick Hoog Antink was appointed as the Chairman of the Faculty of Business Board of Advisors of the Bond University in Australia.

3.7 Amendments to the Memorandum and Articles of Association

Shareholders passed a special resolution at the annual general meeting held on May 31, 2013 to adopt an amended and restated Memorandum and Articles of Association (“M&A”). The purpose of such amendments is to modernize certain provisions in the M&A and to align them with the current CG Code and the Company’s corporate governance principles and guidelines.

3.8 Appointment of Auditor

Pursuant to the Company’s announcements dated May 24, 2013 and July 26, 2013 and the Company’s circular dated June 28, 2013, Deloitte Touche Tohmatsu was appointed as the auditor of the Company at the extraordinary general meeting held on July 26, 2013 until the conclusion of the 2014 annual general meeting of the Company.

3.9 Audit Committee Review

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2013. All of the Audit Committee members are Non-Executive Directors, with Mr. Iain Ferguson Bruce (the Chairman) and Mr. Irwin Abe Siegel possessing the appropriate professional qualifications and accounting and related financial management expertise.

SANDS CHINA LTD. Interim Report 2013

3.10 Interests of Directors and Chief Executives

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2013, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of interest	Number of ordinary shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,885(L)	70.2%
Toh Hup Hock	Company	Beneficial owner	828,000(L)[5]	0.01%
David Alec Andrew Fleming (alternate director to Michael Alan Leven)	Company	Beneficial owner	812,900(L)[7]	0.01%
Edward Matthew Tracy	Company	Beneficial owner	2,085,000(L)[8]	0.03%

Name of Director	Associated corporation	Nature of interest	Number of securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	65,950,043(L)[1]	8.00%
		Family Interest	346,556,767(L)[2]	42.04%
Jeffrey Howard Schwartz	LVS	Beneficial owner	119,797(L)[3]	0.01%
Irwin Abe Siegel	LVS	Beneficial owner	43,250(L)[4]	0.01%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[5]	0.01%
Michael Alan Leven	LVS	Beneficial owner	2,034,577(L)[6]	0.25%
Edward Matthew Tracy	LVS	Beneficial owner	78(L)[8]	0.00%

The letter "L" denotes the person's long position in such securities.

21

3. CORPORATE

GOVERNANCE

Notes:

(1) This amount includes (a) 65,736,640 shares of LVS’s common stock (see note 9), (b) 54,232 unvested shares of LVS’s restricted stock and (c) 159,171 unvested options to purchase 159,171 shares in LVS’s common stock. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders’ meetings of LVS. LVS’s interests in our Company are set out in the below paragraph “Interests of Substantial Shareholders”.

(2) This amount includes (a) 74,369,140 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 222,237,981 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 36,920,189 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole dispositive control, (d) 462,747 shares of LVS’s common stock held by trust or custodial account for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting and dispositive control, and (e) 12,566,710 shares of LVS’s common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr.

Adelson.

(3) This amount includes (a) 10,846 shares of LVS’s common stock (see note 9), (b) 1,307 unvested LVS’s restricted stock units, and (c) 107,644 options to purchase 107,644 shares in LVS’s common stock, of which 84,865 options are vested and exercisable.

(4) This amount includes (a) 14,343 shares of LVS’s common stock (see note 9), (b) 1,307 unvested shares of LVS’s restricted stock, and (c) 27,600 options to purchase 27,600 shares of LVS’s common stock, of which 21,350 options are vested and exercisable.

(5) These amounts include (a) 328,000 shares of the Company, (b) 500,000 options to purchase 500,000 shares of the Company, of which 250,000 options are vested and exercisable, and (c) 60,000 options to purchase 60,000 shares in LVS’s common stock, of which 57,500 options are vested and exercisable.

(6) This amount includes (a) 224,577 shares of LVS’s common stock (see note 9), of which 143,182 shares are held by a corporation which Mr. Leven controls one-third or more of the voting power at its general meetings, or the corporation or its directors are accustomed to act in accordance with his directions, (b) 300,000 unvested LVS’s restricted stock units, and (c) 1,510,000 options to purchase 1,510,000 shares in LVS’s common stock, all of which are vested and exercisable.

(7) This amount includes (a) 400 shares of the Company, and (b) 812,500 options to purchase 812,500 shares of the Company, of which 260,000 options are vested and exercisable.

(8) These amounts include (a) 1,000,000 unvested restricted share units of the Company, (b) 1,085,000 options to purchase 1,085,000 shares of the Company, of which 146,250 options are vested and exercisable, and (c) 78 shares of LVS’s common stock.

(9) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’s common stock and LVS’s vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’s common stock includes the number of vested LVS’s restricted stock and LVS’s common stock.

SANDS CHINA LTD. Interim Report 2013

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2013.

Save as disclosed above, so far as was known to the Directors, as at June 30, 2013, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at June 30, 2013, save as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

3.11 Interests of Substantial Shareholders

The interests of substantial Shareholders in the shares and underlying shares of the Company as at June 30, 2013, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders’ interests in the shares of the Company as at June 30, 2013:

Name of Number of % of issued

substantial Shareholder Capacity/Nature of interest shares interested share capital

Sheldon Gary Adelson Interested in a controlled corporation 5,657,814,885(L) 70.2%

Las Vegas Sands Corp. Interested in a controlled corporation 5,657,814,885(L) 70.2%

Las Vegas Sands, LLC Interested in a controlled corporation 5,657,814,885(L) 70.2%

Venetian Casino Resort, LLC Interested in a controlled corporation 5,657,814,885(L) 70.2%

LVS (Nevada) International Interested in a controlled corporation 5,657,814,885(L) 70.2%

Holdings, Inc.

LVS Dutch Finance CV Interested in a controlled corporation 5,657,814,885(L) 70.2%

LVS Dutch Holding BV Interested in a controlled corporation 5,657,814,885(L) 70.2%

Sands IP Asset Management BV Interested in a controlled corporation 5,657,814,885(L) 70.2%

Venetian Venture Development Beneficial owner 5,657,814,885(L) 70.2%

Intermediate II

The letter “L” denotes the person’s long position in such securities.

As at June 30, 2013, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

3. CORPORATE

GOVERNANCE

3.12 Interests of Any Other Persons

Save as disclosed above, as at June 30, 2013, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

3.13 Equity Award Plan

On November 8, 2009, our Company adopted an Equity Award Plan for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

Share Options

As at June 30, 2013, 46,666,391 options to purchase shares in the Company had been granted under the Equity Award Plan of which 9,599,922 options had been exercised and 14,260,626 options had lapsed.

SANDS CHINA LTD. Interim Report 2013

Details of the grant of share options and a summary of movements of the outstanding share options during the period under the Equity Award Plan were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Equity Award Plan

Directors & eligible employees	Date granted	Options granted	Exercise price per share HK$	Closing price of shares immediately before the date of grant HK$	Exercise period	Number of options						Weighted average closing price of shares immediately before the dates on which options were exercised HK$
						outstanding as at January 1, 2013	granted during the period	vested during the period	lapsed during the period	exercised during the period	outstanding as at June 30, 2013	
Edward Matthew Tracy	August 26, 2010	800,000	12.28	11.90	August 26, 2011–August 25, 2020	400,000	—	—	—	—	400,000	—
	October 21, 2010	200,000	15.38	14.72	October 21, 2011–October 20, 2020	100,000	—	—	—	—	100,000	—
	September 1, 2011	325,000	24.05	24.20	September 1, 2012–August 31, 2021	325,000	—	—	—	—	325,000	—
	May 11, 2012	260,000	29.29	28.45	May 11, 2013–May 10, 2022	260,000	—	65,000	—	—	260,000	—
Toh Hup Hock	March 31, 2010	1,000,000	12.40	12.10	March 31, 2011–March 30, 2020	500,000	—	250,000	—	—	500,000	—
David Alec Andrew Fleming	November 1, 2010	910,000	17.10	16.84	November 1, 2011–October 31, 2020	682,500	—	—	—	—	682,500	—
	September 1, 2011	130,000	24.05	24.20	September 1, 2012–August 31, 2021	130,000	—	—	—	—	130,000	—
Other eligible employees	March 31, 2010	16,876,100	12.40	12.10	March 31, 2011–March 30, 2020	5,461,550	—	1,944,375	559,250	1,092,825	3,809,475	39.86
	May 11, 2010	2,500,000	11.83	11.30	January 1, 2011–May 10, 2020	—	—	—	—	—	—	—
	July 6, 2010	330,000	11.47	11.08	July 6, 2011–July 5, 2020	82,500	—	—	—	—	82,500	—
	August 26, 2010	750,000	12.28	11.90	August 26, 2011–August 25, 2020	750,000	—	—	—	—	750,000	—
	September 30, 2010	2,672,500	14.00	14.32	September 30, 2011–September 29, 2020	703,500	—	—	—	—	703,500	—
	October 21, 2010	150,000	15.38	14.72	October 21, 2011–October 20, 2020	150,000	—	—	—	—	150,000	—
	January 17, 2011	2,746,300	19.34	19.14	January 17, 2012–January 16, 2021	1,451,375	—	441,200	—	278,425	1,172,950	36.38
	May 11, 2011	2,530,591	22.50	21.40	May 11, 2012–May 10, 2021	1,560,615	—	447,397	116,500	177,347	1,266,768	38.92
	August 30, 2011	1,584,400	23.25	22.80	August 30, 2012–August 29, 2021	1,263,050	—	—	—	—	1,263,050	—
	November 24, 2011	2,671,000	21.00	20.95	November 24, 2012–November 23, 2021	2,197,850	—	—	—	159,425	2,038,425	39.36
	March 5, 2012	1,434,500	29.00	29.25	March 5, 2013–March 4, 2022	1,238,400	—	309,600	—	65,525	1,172,875	35.80
	March 5, 2012	1,000,000	29.00	29.25	August 1, 2014–March 4, 2022	1,000,000	—	—	—	—	1,000,000	—
	May 14, 2012	1,787,100	28.91	28.90	May 14, 2013–May 13, 2022	1,787,100	—	446,775	195,000	277,200	1,314,900	39.71
	August 31, 2012	1,538,100	27.59	27.50	August 31, 2013–August 30, 2022	1,538,100	—	—	—	—	1,538,100	—
	September 17, 2012	845,000	29.20	28.50	September 17, 2013–September 16, 2022	845,000	—	—	325,000	—	520,000	—
	November 22, 2012	585,100	32.25	31.65	November 22, 2013–November 21, 2022	585,100	—	—	—	—	585,100	—
	December 24, 2012	312,000	34.05	34.05	December 24, 2013–December 23, 2022	312,000	—	—	—	—	312,000	—
	February 15, 2013	1,486,800	37.50	36.50	February 15, 2014–February 14, 2023	—	1,486,800	—	—	—	1,486,800	—
	May 16, 2013	1,241,900	41.03	40.45	May 16, 2014–May 15, 2023	—	1,241,900	—	—	—	1,241,900	—

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GOVERNANCE

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and which should not be less than the higher of (a) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; (b) the closing price per share of the Company on the date of offer of such options, which must be a business day; and (c) the nominal value per share of the Company.

2. Save as disclosed in notes 3 and 4 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

Proportion of underlying

shares in respect of which

the above share options

will vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) None

From the first Offer Anniversary to the date immediately before the second Offer Anniversary One-quarter

From the second Offer Anniversary to the date immediately before the third Offer Anniversary Two-quarters

From the third Offer Anniversary to the date immediately before the fourth Offer Anniversary Three-quarters

From the fourth Offer Anniversary and thereafter All

3. 100% of the 1,000,000 share options granted on March 5, 2012 will vest on August 1, 2014. If the employment of the Grantee is terminated for any reasons other than cause, the share options shall be vested pro-rata for each completed year of employment.

4. The below share options granted to Mr. Edward Matthew Tracy, which formally did not vest on or before August 26, 2013 now vest and become exercisable from August 26, 2013:

Exercise price

per share

Date of grant Options granted HK$

August 26, 2010 800,000 12.28

October 21, 2010 200,000 15.38

September 1, 2011 325,000 24.05

May 11, 2012 260,000 29.29

When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the six months ended June 30, 2013, measured as at the date of grant, was approximately US$2.29.

SANDS CHINA LTD. Interim Report 2013

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense. The following assumptions were used to derive the fair values:

Weighted average volatility 68.2% Expected term (in years) 6.3 Risk-free rate 0.4% Expected dividends 3.4%

Restricted Share Units

As at June 30, 2013, 1,000,000 restricted share units had been granted under the Equity Award Plan, none of which had vested or lapsed.

Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any share option scheme of the Group as at June 30, 2013 and no options, restricted share units or any other share-based awards were cancelled during the period.

3.14 Purchase, Sale or Redemption of the Company’s Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2013.

4. CONDENSED

CONSOLIDATED

FINANCIAL STATEMENTS

SANDS CHINA LTD. Interim Report 2013

4.1 REPORT ON REVIEW OF

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TO THE BOARD OF DIRECTORS OF SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

Introduction

We have reviewed the condensed consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 30 to 60, which comprises the consolidated balance sheet as at June 30, 2013 and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and condensed consolidated statement of cash flows for the six-month period then ended, and certain explanatory notes. The Main Board Listing Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited require the preparation of a report on interim financial information to be in compliance with the relevant provisions thereof and International Accounting Standard 34 “Interim Financial Reporting” (“IAS 34”). The directors of the Company are responsible for the preparation and presentation of these condensed consolidated financial statements in accordance with IAS 34. Our responsibility is to express a conclusion on these condensed consolidated financial statements based on our review, and to report our conclusion solely to you, as a body, in accordance with our agreed terms of engagement, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Scope of Review

We conducted our review in accordance with International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of these condensed consolidated financial statements consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the condensed consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34.

Other Matter

The consolidated balance sheet as at December 31, 2012 and the relevant explanatory notes included in the consolidated financial statements for the year ended December 31, 2012 were audited by another auditor who expressed an unmodified opinion on those statements on March 15, 2013. The comparative consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and condensed consolidated statement of cash flows for the six-month period ended June 30, 2012 and the relevant explanatory notes included in the condensed consolidated financial statements for the six-month period ended June 30, 2012 were reviewed by that auditor who expressed an unmodified review conclusion on those statements on August 27, 2012.

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong August 16, 2013

4.2 CONSOLIDATED

INCOME STATEMENT

Six months ended June 30,

2013 2012

US$’000, except per share data

Note (Unaudited)

Net revenues 6 4,070,271 2,920,532

Gaming tax (1,777,301) (1,304,631)

Inventories consumed (40,610) (29,851)

Employee benefit expenses (440,988) (358,878)

Depreciation and amortization (246,276) (150,981)

Gaming promoter/agency commissions (178,766) (162,697)

Other expenses and losses 7 (406,105) (455,212)

Operating profit 980,225 458,282

Interest income 5,230 9,312

Interest expense, net of amounts capitalized 8 (44,011) (25,169)

Loss on early retirement of debt 16 — (1,752)

Profit before income tax 941,444 440,673

Income tax expense 9 (949) (884)

Profit for the period attributable to equity holders

of the Company 940,495 439,789

Earnings per share for profit attributable to

equity holders of the Company

— Basic 10 US11.67 cents US5.46 cents

— Diluted 10 US11.66 cents US5.46 cents

The notes on pages 36 to 60 form an integral part of these condensed consolidated financial statements.

SANDS CHINA LTD. Interim Report 2013

4.2 CONSOLIDATED

STATEMENT OF COMPREHENSIVE INCOME

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Profit for the period attributable to equity holders of the Company 940,495 439,789

Other comprehensive (loss)/income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences (4,604) 7,959

Total comprehensive income for the period attributable to

equity holders of the Company 935,891 447,748

The notes on pages 36 to 60 form an integral part of these condensed consolidated financial statements.

4.2 CONSOLIDATED

BALANCE SHEET

June 30, December 31,

2013 2012

US$’000

Note (Unaudited) (Audited)

ASSETS

Non-current assets

Investment properties, net 909,737 913,126

Property and equipment, net 12 6,634,725 6,656,730

Intangible assets, net 14,141 16,202

Deferred income tax assets 150 153

Financial assets at fair value through profit or loss 132 183

Other assets, net 34,067 36,119

Trade and other receivables and prepayments, net 12,905 12,196

Total non-current assets 7,605,857 7,634,709

Current assets

Inventories 13,636 15,069

Trade and other receivables and prepayments, net 13 812,299 784,808

Restricted cash and cash equivalents 5,007 4,479

Cash and cash equivalents 1,639,043 1,948,414

Total current assets 2,469,985 2,752,770

Total assets 10,075,842 10,387,479

The notes on pages 36 to 60 form an integral part of these condensed consolidated financial statements.

SANDS CHINA LTD. Interim Report 2013

June 30, December 31,

2013 2012

US$’000

Note (Unaudited) (Audited)

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 14 80,575 80,554

Reserves 5,070,369 5,505,572

Total equity 5,150,944 5,586,126

LIABILITIES

Non-current liabilities

Trade and other payables 15 49,834 35,542

Borrowings 16 3,218,785 3,211,668

Total non-current liabilities 3,268,619 3,247,210

Current liabilities

Trade and other payables 15 1,626,709 1,503,274

Current income tax liabilities 1,018 1,953

Borrowings 16 28,552 48,916

Total current liabilities 1,656,279 1,554,143

Total liabilities 4,924,898 4,801,353

Total equity and liabilities 10,075,842 10,387,479

Net current assets 813,706 1,198,627

Total assets less current liabilities 8,419,563 8,833,336

Approved by the Board of Directors on August 16, 2013 and signed on behalf of the Board by

Edward Matthew Tracy Toh Hup Hock

Director Director

The notes on pages 36 to 60 form an integral part of these condensed consolidated financial statements.

4.2 **CONSOLIDATED** STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000 (Unaudited)				
For the six months ended June 30, 2012								
Balance at January 1, 2012	80,493	87,435	2,131,283	6,315	45,652	(2,244)	3,166,838	5,515,772
Profit for the period	—	—	—	—	—	—	439,789	439,789
Other comprehensive income for the period, net of tax	—	—	—	—	—	7,959	—	7,959
Total comprehensive income	—	—	—	—	—	7,959	439,789	447,748
Transfer to statutory reserve	—	—	—	1	—	—	(1)	—
Exercise of share options	19	—	3,400	—	—	—	—	3,419
Transfer to share premium upon exercise of share options	—	—	2,195	—	(2,195)	—	—	—
Share-based compensation of the Company	—	—	—	—	5,062	—	—	5,062
Share-based compensation charged by LVS	—	—	—	—	1,896	—	—	1,896
Dividends to equity holders of the Company (Note 11)	—	—	—	—	—	—	(1,201,488)	(1,201,488)
Balance at June 30, 2012	80,512	87,435	2,136,878	6,316	50,415	5,715	2,405,138	4,772,409
For the six months ended June 30, 2013								
Balance at January 1, 2013	**80,554**	**87,435**	**2,150,228**	**6,316**	**50,748**	**9,712**	**3,201,133**	**5,586,126**
Profit for the period	**—**	**—**	**—**	**—**	**—**	**—**	**940,495**	**940,495**
Other comprehensive income for the period, net of tax	**—**	**—**	**—**	**—**	**—**	**(4,604)**	**—**	**(4,604)**
Total comprehensive income	**—**	**—**	**—**	**—**	**—**	**(4,604)**	**940,495**	**935,891**
Transfer to statutory reserve	**—**	**—**	**—**	**1**	**—**	**—**	**(1)**	**—**
Exercise of share options	**21**	**—**	**4,643**	**—**	**—**	**—**	**—**	**4,664**
Transfer to share premium upon exercise of share options	**—**	**—**	**2,702**	**—**	**(2,702)**	**—**	**—**	**—**
Share-based compensation of the Company	**—**	**—**	**—**	**—**	**5,389**	**—**	**—**	**5,389**
Share-based compensation charged by LVS	**—**	**—**	**—**	**—**	**420**	**—**	**—**	**420**
Dividends to equity holders of the Company (Note 11)	**—**	**—**	**—**	**—**	**—**	**—**	**(1,381,546)**	**(1,381,546)**
Balance at June 30, 2013	**80,575**	**87,435**	**2,157,573**	**6,317**	**53,855**	**5,108**	**2,760,081**	**5,150,944**

The notes on pages 36 to 60 form an integral part of these condensed consolidated financial statements.

34

SANDS CHINA LTD. Interim Report 2013

4.2 CONDENSED

CONSOLIDATED STATEMENT OF CASH FLOWS

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Net cash generated from operating activities 1,361,271 809,893

Cash flows from investing activities

Increase in restricted cash and cash equivalents (532) (453)

Purchases of property and equipment and investment properties (241,558) (530,648)

Purchases of intangible assets (102) (9,490)

Proceeds from disposal of property and equipment 113 449

Interest received 5,447 9,081

Net cash used in investing activities (236,632) (531,061)

Cash flows from financing activities

Proceeds from exercise of share options 4,664 3,419

Repayments of borrowings — (140,336)

Dividends paid (1,381,546) (1,201,488)

Repayments of finance lease liabilities (25,451) (23,870)

Payments for deferred financing costs — (962)

Interest paid (27,786) (50,720)

Net cash used in financing activities (1,430,119) (1,413,957)

Net decrease in cash and cash equivalents (305,480) (1,135,125)

Cash and cash equivalents at beginning of period 1,948,414 2,491,284

Effect of exchange rate on cash and cash equivalents (3,891) 4,181

Cash and cash equivalents at end of period 1,639,043 1,360,340

Cash and cash equivalents comprised:

Cash at bank and on hand 534,343 530,286

Short-term bank deposits 1,104,700 830,054

1,639,043 1,360,340

The notes on pages 36 to 60 form an integral part of these condensed consolidated financial statements.

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1. General information

Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong registered under Part XI of the Hong Kong Companies Ordinance is Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. In April and September 2012 and January 2013, the Group opened phases I, IIA and IIB, respectively, of the Sands Cotai Central integrated resort, which is situated across the street from The Venetian Macao and The Plaza Macao. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited on November 30, 2009.

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 16, 2013.

These condensed consolidated financial statements have not been audited.

Key event

Phases I and IIA of Sands Cotai Central opened in April and September 2012, respectively. The Group opened phase IIB on January 28, 2013. Segment results of Sands Cotai Central are given in Note 5.

SANDS CHINA LTD. Interim Report 2013

2. Basis of preparation

The condensed consolidated financial statements for the six months ended June 30, 2013 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2012, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

3. Significant accounting policies

The condensed consolidated financial statements have been prepared under the historical cost convention, as modified by the revaluation of financial assets at fair value through profit or loss.

Except as described below, the accounting policies adopted in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2013 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2012.

During the period, there have been a number of new or revised standards, amendments to standards and interpretation that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new or revised standards, amendments to standards and interpretation had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards, amendments and interpretation that have been issued, but are not yet effective for the period.

The Group has already commenced the assessment of the impact of the new or revised standards, amendments and interpretation to the Group, but is not yet in a position to state whether these would have a significant impact on the results of operations and financial position of the Group.

The preparation of condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. In preparing these condensed consolidated financial statements, the significant judgments made by management in the process of applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that were applied to the consolidated financial statements for the year ended December 31, 2012.

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The condensed consolidated financial statements do not include all financial risk management information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2012. There have been no changes in any risk management policies since year-end 2012.

4. Comparatives

Certain comparative figures have been reclassified to conform to the presentation of the current period which management considers it facilitates better analysis of the financial information. These reclassifications have no impact on the overall results and financial position of the Group.

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

5. Segment information

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao and phase III of Sands Cotai Central.

Revenue comprises turnover from sale of goods and services in the ordinary course of the Group’s activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao, once in operation will, derive their revenue primarily from casino, hotel, mall, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Parisian Macao, formerly reported under “Other developments” in 2012, is reported separately in the current period.

The Group’s segment information is as follows:

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

Net revenues

The Venetian Macao 1,759,048 1,416,416 Sands Cotai Central 1,163,650 263,896 The Plaza Macao 495,830 564,462 Sands Macao 600,368 616,783 Ferry and other operations 62,090 67,105 The Parisian Macao — —Inter-segment revenues (10,715) (8,130)

4,070,271 2,920,532

SANDS CHINA LTD. Interim Report 2013

5. Segment information (continued)

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

Adjusted EBITDA (Note)

The Venetian Macao 709,504 511,475 Sands Cotai Central 276,976 51,657 The Plaza Macao 115,248 144,018 Sands Macao 184,402 177,778 Ferry and other operations (6,080) (11,944) The Parisian Macao — —

1,280,050 872,984

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

Depreciation and amortization

The Venetian Macao 69,519 76,277 Sands Cotai Central 129,469 26,371 The Plaza Macao 24,033 25,590 Sands Macao 16,178 15,682 Ferry and other operations 7,077 7,061 The Parisian Macao — —

246,276 150,981

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

5. Segment information (continued)

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

Adjusted EBITDA 1,280,050 872,984 Share-based compensation granted to employees by LVS and the Company, net of amount capitalized(i) (5,427) (6,632) Corporate expense (32,994) (20,779) Pre-opening expense (7,394) (94,252) Depreciation and amortization (246,276) (150,981) Amortization of show production costs — 566 Net foreign exchange (losses)/gains (4,697) 1,185 Impairment loss — (143,649) Loss on disposal of property and equipment (2,986) (97) Fair value losses on financial assets at fair value through profit or loss (51) (63)

Operating profit 980,225 458,282 Interest income 5,230 9,312 Interest expense, net of amounts capitalized (44,011) (25,169) Loss on early retirement of debt — (1,752)

Profit before income tax 941,444 440,673 Income tax expense (949) (884)

Profit for the period attributable to equity holders of the Company 940,495 439,789

(i) Amount includes share-based compensation of US$29,000 (six months ended June 30, 2012: US$552,000) related to pre-opening expense.

SANDS CHINA LTD. Interim Report 2013

5. Segment information (continued)

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

(Note 4)

Capital expenditures

The Venetian Macao 44,195 35,567 Sands Cotai Central 123,366 469,589 The Plaza Macao 5,668 19,345 Sands Macao 9,740 12,875 Ferry and other operations 205 511 The Parisian Macao 58,486 2,251

241,660 540,138

June 30, December 31,

2013 2012 US$’000 (Unaudited) (Audited, note 4)

Total assets

The Venetian Macao 2,970,235 3,226,597 Sands Cotai Central 4,842,366 4,890,665 The Plaza Macao 1,309,467 1,359,310 Sands Macao 413,649 416,660 Ferry and other operations 317,522 349,509 The Parisian Macao 222,603 144,738

10,075,842 10,387,479

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

5. Segment information (continued)

June 30, December 31,

2013 2012 US$’000

(Unaudited) (Audited)

Total non-current assets

Held locally 7,415,456 7,437,778 Held in foreign countries 190,119 196,595 Deferred income tax assets 150 153 Financial assets at fair value through profit or loss 132 183

7,605,857 7,634,709

6. Net revenues

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

Casino 3,650,660 2,592,797 Rooms 136,082 93,860 Mall

— Income from right of use 100,447 78,328

— Management fees and other 19,173 14,158 Food and beverage 69,193 43,436 Convention, ferry, retail and other 94,716 97,953

4,070,271 2,920,532

SANDS CHINA LTD. Interim Report 2013

7. Other expenses and losses

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

(Note 4)

Utilities and operating supplies 108,502 85,694 Contract labor and services 45,385 39,373 Advertising and promotions 44,704 29,681 Provision for doubtful accounts 31,948 24,018 Repairs and maintenance 26,437 16,889 Royalty fees 24,003 16,009 Management fees 20,350 14,811 Operating lease payments 13,458 8,181 Net foreign exchange losses/(gains) 4,697 (1,185) Loss on disposal of property and equipment 2,986 97 Auditor’s remuneration 996 566 Suspension costs 390 11,645 Fair value losses on financial assets at fair value through profit or loss 51 63 Impairment loss — 143,649 Other support services 49,013 40,063 Other operating expenses 33,185 25,658

406,105 455,212

During the six months ended June 30, 2012, the Group recognized an impairment loss of US$143.6 million related to US$100.7 million of capitalized construction costs related to the Group’s former Cotai Strip development on Parcels 7 and 8 and US$42.9 million impairment due to the closure of the ZAiA show at The Venetian Macao.

4.3 **NOTES TO THE CONDENSED CONSOLIDATED** FINANCIAL STATEMENTS

8. Interest expense, net of amounts capitalized

	Six months ended June 30, 2013	2012
	US$'000 (Unaudited)	
Bank borrowings	**28,517**	40,268
Amortization of deferred financing costs	**12,132**	12,169
Finance lease liabilities	**4,057**	5,078
Standby fee and other financing costs	**1,983**	1,937
	46,689	59,452
Less: interest capitalized	**(2,678)**	(34,283)
Interest expense, net of amounts capitalized	**44,011**	25,169

9. Income tax expense

	Six months ended June 30, 2013	2012
	US$'000 (Unaudited)	
Current income tax		
Macao complementary tax	—	3
Lump sum in lieu of Macao complementary tax on dividend	**901**	901
Other overseas taxes	**141**	43
Overprovision in prior years		
Macao complementary tax	—	(25)
Other overseas taxes	**(98)**	(7)
Deferred income tax	**5**	(31)
Income tax expense	**949**	884

44

SANDS CHINA LTD. Interim Report 2013

9. Income tax expense (continued)

The Company’s subsidiaries that carry on business in Hong Kong are subject to Hong Kong profits tax rate at 16.5% for the six months ended June 30, 2013 (six months ended June 30, 2012: same). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions. The maximum rate is 12% for Macao (six months ended June 30, 2012: same) and 25% for China (six months ended June 30, 2012: same).

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of Macao on September 30, 2004, Venetian Macau Limited (“VML”) was exempt from Macao complementary tax on its gaming activities for five years effective from the 2004 year of assessment. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, which is set to expire in 2013. In July 2012, VML applied to the Macao Government for an additional five-year exemption of Macao complementary tax on its gaming activities. The application is being reviewed by the Macao Government. Regarding the other subsidiaries, during the six months ended June 30, 2013, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (six months ended June 30, 2012: same).

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML’s shareholders on dividend distributions to them from gaming profits.

10. Earnings per share

(a) Basic and diluted earnings per share

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2013, the Company has outstanding share options and restricted share units that will potentially dilute the ordinary shares.

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

10. Earnings per share (continued)

(a) Basic and diluted earnings per share (continued)

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30, 2013 2012 (Unaudited)

Profit attributable to equity holders of the Company (US$’000) 940,495 439,789

Weighted average number of shares for basic earnings per share (thousand shares) 8,056,146 8,050,093 Adjustments for share options and restricted share units (thousand shares) 7,436 6,399

Weighted average number of shares for diluted earnings per share (thousand shares) 8,063,582 8,056,492

Earnings per share, basic US11.67 cents US5.46 cents Earnings per share, basic(i) HK90.54 cents HK42.35 cents Earnings per share, diluted US11.66 cents US5.46 cents Earnings per share, diluted(i) HK90.46 cents HK42.35 cents

SANDS CHINA LTD. Interim Report 2013

10. Earnings per share (continued)

(b) Adjusted basic and diluted earnings per share

To enable an investor to better understand the Group’s results, the pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the six months ended June 30, 2012 are excluded from the adjusted earnings per share as management does not consider these non-recurring expenses to be indicators of the Group’s operating performance. The reconciliation of the reported earnings to the adjusted earnings (net of tax) is as follows:

Six months ended June 30, 2013 2012 (Unaudited)

Profit attributable to equity holders of the Company (US$’000) 940,495 439,789 Adjustments for: Pre-opening expenses of Sands Cotai Central (US$’000) 5,394 92,359 Impairment loss (US$’000) — 143,649

Adjusted profit attributable to equity holders of the Company (US$’000) 945,889 675,797

Weighted average number of shares for basic earnings per share (thousand shares) 8,056,146 8,050,093

Adjusted earnings per share, basic US11.74 cents US8.39 cents

Adjusted earnings per share, basic(i) HK91.08 cents HK65.08 cents

Weighted average number of shares for diluted earnings per share (thousand shares) 8,063,582 8,056,492

Adjusted earnings per share, diluted US11.73 cents US8.39 cents

Adjusted earnings per share, diluted(i) HK91.00 cents HK65.08 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7582 (six months ended June 30, 2012: US$1.00 to HK$7.7568). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, at any other rates or at all.

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

11. Dividends

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

2012 interim dividend of HK$0.67 (equivalent to US$0.086) per ordinary share declared on January 25, 2013 and paid 696,366 —2012 final dividend of HK$0.66 (equivalent to US$0.085) per ordinary share declared on May 31, 2013 and paid 685,180 —2011 interim dividend of HK$0.58 (equivalent to US$0.075) per ordinary share declared on January 31, 2012 and paid — 599,839 2011 final dividend of HK$0.58 (equivalent to US$0.075) per ordinary share declared on June 1, 2012 and paid — 601,649

1,381,546 1,201,488

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2013.

12. Property and equipment, net

June 30, December 31,

2013 2012 US$’000

(Unaudited) (Audited)

Balance, beginning of period/year 6,656,730 6,249,686 Additions 222,723 1,012,674 Adjustments to project costs 6,953 (4,799) Disposals (3,099) (1,234) Transfer to investment properties (14,791) (169,821) Impairment — (115,830) Depreciation (228,252) (325,086) Exchange difference (5,539) 11,140

Balance, end of period/year 6,634,725 6,656,730

SANDS CHINA LTD. Interim Report 2013

13. Trade receivables

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

	June 30, 2013 US$'000 **(Unaudited)**	December 31, 2012 (Audited)
0–30 days	**652,909**	673,102
31–60 days	**48,423**	23,295
61–90 days	**25,633**	20,571
Over 90 days	**9,269**	17,223
	736,234	734,191

Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain Gaming Promoters on a revolving basis. All Gaming Promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these Gaming Promoters. Credit is granted based on the performance and financial background of the Gaming Promoter and, if applicable, the Gaming Promoter's guarantor. The receivables from Gaming Promoters can be offset against the commission payable. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for Gaming Promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

As at June 30, 2013, included in gross receivables are casino receivables of US$833.9 million (as at December 31, 2012: US$732.8 million). There is a concentration of credit risk related to gross casino receivables as 41.3% (as at December 31, 2012: 39.0%) of the casino receivables as at June 30, 2013 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group's trade receivables not provided for as at June 30, 2013 and December 31, 2012.

The Group maintains an allowance for doubtful casino accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer's financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded allowances.

49

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

14. Share capital

Ordinary shares

of US$0.01 each US$’000

Issued and fully paid:

At January 1, 2012 (audited) 8,049,283,284 80,493

Shares issued upon exercise of share options 1,866,000 19

At June 30, 2012 (unaudited) 8,051,149,284 80,512

At January 1, 2013 (audited) 8,055,414,259 80,554

Shares issued upon exercise of share options 2,050,747 21

At June 30, 2013 (unaudited) 8,057,465,006 80,575

15. Trade and other payables

June 30, December 31,

2013 2012

US$’000

Note (Unaudited) (Audited)

Trade payables 24,904 21,425

Outstanding chips and other casino liabilities 666,910 520,057

Other tax payables 305,886 308,052

Construction payables and accruals 204,106 214,760

Deposits 235,287 213,681

Accrued employee benet expenses 83,459 105,522

Interest payables 33,711 27,091

Payables to related companies — non-trade 18(b) 9,613 12,430

Other payables and accruals 112,667 115,798

1,676,543 1,538,816

Less: non-current portion (49,834) (35,542)

Current portion 1,626,709 1,503,274

SANDS CHINA LTD. Interim Report 2013

15. Trade and other payables (continued)

The aging analysis of trade payables is as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

0–30 days 17,937 13,106

31–60 days 4,099 4,917

61–90 days 1,590 2,237

Over 90 days 1,278 1,165

24,904 21,425

16. Borrowings

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

Non-current portion

Bank loans, secured 3,208,154 3,209,839

Finance lease liabilities on leasehold interests in land, secured 78,341 82,189

Other finance lease liabilities, secured 6,483 5,465

3,292,978 3,297,493

Less: deferred financing costs (74,193) (85,825)

3,218,785 3,211,668

Current portion

Finance lease liabilities on leasehold interests in land, secured 26,279 47,069

Other finance lease liabilities, secured 2,273 1,847

28,552 48,916

Total borrowings 3,247,337 3,260,584

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

16. Borrowings (continued)

The Group’s borrowings are denominated in the following currencies:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

US$ 1,478,363 1,473,721

HK$ 1,351,332 1,347,028

MOP 417,642 439,835

3,247,337 3,260,584

The estimated fair value of the Group’s bank loans as at June 30, 2013 was approximately US$3.15 billion (as at December 31, 2012: US$3.13 billion). The maturities of bank loans are as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

Repayable between 1 and 2 years 600,288 200,096

Repayable between 2 and 5 years 2,607,866 3,009,743

3,208,154 3,209,839

SANDS CHINA LTD. Interim Report 2013

16. Borrowings (continued)

The movements of bank loans are analyzed as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

Balance, beginning of period/year 3,209,839 3,346,278

Repayments of borrowings — (140,336)

Exchange difference (1,685) 3,897

Balance, end of period/year 3,208,154 3,209,839

As at June 30, 2013, the Group had US$500.0 million of available borrowing capacity under the 2011 VML Credit Facility

(as at December 31, 2012: US$500.0 million).

In May 2012, the Group repaid the US$131.6 million outstanding balance under the ferry financing facility and recorded a US$1.8 million loss on early retirement of debt during the six months ended June 30, 2012.

The movements of finance lease liabilities on leasehold interests in land are analyzed as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

Balance, beginning of period/year 129,258 174,335

Repayments (24,638) (45,077)

Balance, end of period/year 104,620 129,258

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

17. Commitments and contingencies

(a) Capital commitments

Property and equipment commitments not provided for are as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

Contracted but not provided for 442,084 190,774

Authorized but not contracted for 2,697,456 553,083

3,139,540 743,857

(b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancellable operating leases for property and equipment as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

No later than 1 year 6,733 3,915

Later than 1 year and no later than 5 years 3,829 1,313

10,562 5,228

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancellable agreements are as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited) (Audited)

No later than 1 year 158,357 149,898

Later than 1 year and no later than 5 years 311,920 350,717

Later than 5 years 129,526 163,844

599,803 664,459

SANDS CHINA LTD. Interim Report 2013

17. Commitments and contingencies (continued)

(c) Contingencies

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows.

(d) Cotai Strip development projects

Under the land concession for Sands Cotai Central, the Group is required to complete the development by May 2014. The Group will be applying for an extension from the Macao Government to complete Sands Cotai Central, as it will be unable to meet the May 2014 deadline. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. Should the Group determine that it is unable to complete The Parisian Macao by April 2016, the Group would then also expect to apply for another extension from the Macao Government. If the Group is unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, it could lose its land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.17 billion or US$222.6 million in capitalized construction costs including land, as at June 30, 2013, related to Sands Cotai Central and The Parisian Macao, respectively.

18. Related party transactions

For the purposes of the condensed consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities, and include entities that are under the significant influence of related parties of the Group where those parties are individuals. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the condensed consolidated financial statements, the Group had the following significant transactions during the period:

(a) Transactions during the period

(i) Management fee income

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

LVS 585 581

Intermediate holding companies 131 9

Fellow subsidiary 961 529

1,677 1,119

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

18. Related party transactions (continued)

(a) Transactions during the period (continued)

(i) Management fee income (continued)

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

LVS 8,127 6,127

Intermediate holding company 10 570

Fellow subsidiaries 8,340 5,267

16,477 11,964

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls and other various types of marketing and promotion activities for the Group. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(iii) Key management personnel remuneration

No transactions have been entered into with the directors of the Company (being the key management personnel) during the six months ended June 30, 2013 other than the emoluments paid or payable to them totaling US$2.9 million (six months ended June 30, 2012: US$2.5 million).

In addition, two directors of the Company received emoluments (inclusive of share-based compensation) from LVS, US$0.2 million of which is in respect of their services to the Group for the six months ended June 30, 2013 (six months ended June 30, 2012: US$0.4 million).

(iv) Royalty fees

There has been no change in the terms of the royalty agreement that was entered into with Las Vegas Sands, LLC in November 2009 since the last annual report. During the six months ended June 30, 2013, the Group incurred US$22.0 million (six months ended June 30, 2012: US$15.3 million) of royalty fees under this agreement.

(v) Share-based compensation

The Company adopted the Equity Award Plan for grants of options to purchase ordinary shares of the Company and other share-based awards (Notes 19(a) and (b)). The Group participates in the equity settled share-based compensation plans of LVS and is a party to its equity award plan, LVS 2004 Equity Award Plan (the “2004 Plan”) (Notes 19(c) and (d)).

SANDS CHINA LTD. Interim Report 2013

18. Related party transactions (continued)

(b) Period-end balances between the Group and related companies

June 30, December 31,

2013 2012

US$’000

Note (Unaudited) (Audited)

Receivables from related companies:

Intermediate holding company 13 —

Fellow subsidiaries 2,504 2,227

2,517 2,227

Payables to related companies:

LVS 1,497 3,227

Intermediate holding companies 1,248 2,572

Fellow subsidiaries 6,868 6,631

15 9,613 12,430

The receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

19. Share-based compensation

Total amounts of share-based compensation and the amounts capitalized are as follows:

Six months ended June 30, 2013 2012 US$’000

(Unaudited)

Share-based compensation costs:

Charged by LVS 420 1,896 Incurred under the Equity Award Plan of the Company 5,389 5,062 Less: amount capitalized as part of property and equipment (382) (326)

Share-based compensation expensed in the consolidated income statement 5,427 6,632

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

19. Share-based compensation (continued)

(a) Share options of the Company

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the Equity Award Plan operated by the Company are as follows:

Six months ended June 30,

2013 2012

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

’000 US$ ’000 US$

(Unaudited)

Outstanding at January 1 23,324 2.66 23,817 2.07

Granted 2,729 5.01 4,481 3.72

Exercised (2,051) 2.26 (1,907) 1.82

Forfeited (1,196) 2.65 (1,291) 1.97

Outstanding at June 30 22,806 2.98 25,100 2.39

Exercisable at June 30 4,688 2.14 4,941 1.79

(b) Restricted share units of the Company

Movements in the number of restricted share units outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted share units granted by the Company are as follows:

Six months ended June 30,

2013 2012

Number of Weighted Number of Weighted

restricted average grant restricted average grant

share units date fair value share units date fair value

’000(i) US$(ii) ’000(i) US$(ii)

(Unaudited)

Outstanding at January 1 — — — —

Granted 1,000 5.26 — —

Vested — — — —

Forfeited — — — —

Outstanding at June 30 1,000 5.26 — —

(i) Number of restricted share units outstanding represents the number of ordinary shares of the Company given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of the Company.

SANDS CHINA LTD. Interim Report 2013

19. Share-based compensation (continued)

(c) Share options of LVS

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the 2004 Plan are as follows:

Six months ended June 30,

2013 2012

Number of options ’000

Weighted average exercise price US$

Number of options ’000

Weighted average exercise price US$

(Unaudited)

Outstanding at January 1 873 60.35 1,010 61.53

Granted — — — —

Transfer-in(i) 40 56.24 143 50.86

Exercised (66) 32.00 (111) 36.57

Forfeited (7) 2.28 (7) 72.91

Expired (62) 71.71 (54) 66.78

Outstanding at June 30 778 62.20 981 62.42

Exercisable at June 30 754 63.01 897 64.74

(i) Transfer-in represents movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group.

4.3 NOTES TO THE CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

19. Share-based compensation (continued)

(d) Restricted shares of LVS

Movements in the number of restricted shares outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares granted by LVS are as follows:

Six months ended June 30,

2013 2012

Number of restricted shares ’000(i)

Weighted average grant date fair value US$(ii)

Number of restricted shares ‘000(i)

Weighted average grant date fair value US$(ii)

(Unaudited)

Outstanding at January 1 6 46.72 2 38.81

Granted 1 57.35 2 45.69

Transfer-in(iii) — — 4 47.14

Vested (2) 45.69 (2) 38.81

Outstanding at June 30 5 49.65 6 46.72

(i) Number of restricted shares outstanding represents the number of ordinary shares of LVS given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of LVS.

(iii) Transfer-in represents movement of restricted shares owned by grantees who transferred from other subsidiaries of LVS to the Group.

5. CORPORATE INFORMATION

(as at the Latest Practicable Date)

SANDS CHINA LTD. Interim Report 2013

Directors

Executive Directors

Mr. Edward Matthew Tracy

(President and Chief Executive Officer)

Mr. Toh Hup Hock

(Chief Financial Officer and Executive Vice President)

Non-Executive Directors

Mr. Sheldon Gary Adelson (Chairman)

Mr. Michael Alan Leven

(Mr. David Alec Andrew Fleming as his alternate)

Mr. Jeffrey Howard Schwartz

Mr. Irwin Abe Siegel

Mr. Lau Wong William

Independent Non-Executive Directors

Mr. Iain Ferguson Bruce

Ms. Chiang Yun

Mr. David Muir Turnbull

Mr. Victor Patrick Hoog Antink

Mr. Steven Zygmunt Strasser

Registered Office in Cayman Islands

Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Principal Place of Business and

Head Office in Macao

The Venetian Macao-Resort-Hotel

Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n

Taipa, Macao

Principal Place of Business in Hong Kong

Level 28, Three Pacific Place

1 Queen’s Road East

Hong Kong

With effect from September 3, 2013

Level 54, Hopewell Centre

183 Queen’s Road East

Hong Kong

Company’s Website

www.sandschinaltd.com

Company Secretary

Mr. David Alec Andrew Fleming

Board Committees

Audit Committee

Mr. Iain Ferguson Bruce (Chairman)

Ms. Chiang Yun

Mr. Irwin Abe Siegel

Mr. Lau Wong William

Mr. Victor Patrick Hoog Antink

Remuneration Committee

Mr. David Muir Turnbull (Chairman)

Mr. Iain Ferguson Bruce

Mr. Jeffrey Howard Schwartz

Mr. Lau Wong William

Mr. Victor Patrick Hoog Antink

Nomination Committee

Mr. Sheldon Gary Adelson (Chairman)

Mr. Iain Ferguson Bruce

Mr. David Muir Turnbull

Sands China Capital Expenditure Committee

Mr. Michael Alan Leven (Chairman)

Mr. Edward Matthew Tracy

Mr. Jeffrey Howard Schwartz

Mr. Victor Patrick Hoog Antink

Authorized Representatives

Mr. Toh Hup Hock

Mr. David Alec Andrew Fleming

The Venetian Macao-Resort-Hotel

Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n

Taipa, Macao

Cayman Islands Principal Share Registrar and Transfer Office

Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

5. CORPORATE INFORMATION

(as at the Latest Practicable Date)

Hong Kong Share Registrar

Computershare Hong Kong Investor Services Limited

Shops 1712–1716, 17th Floor

Hopewell Centre

183 Queen’s Road East

Wanchai

Hong Kong

Principal Bankers

Banco Nacional Ultramarino S.A.

Avenida Almeida Ribeiro, 22

Macao

Bank of China Limited, Macao Branch

Bank of China Building

Avenida Doutor Mario Soares

Macao

Stock Code

1928

SANDS CHINA LTD. Interim Report 2013

6. CONTACT US

Interim Report

This 2013 Interim Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com from August 29, 2013 and was posted to Shareholders on August 30, 2013.

Those Shareholders who received our 2013 Interim Report electronically and would like to receive a printed copy or vice versa may at any time change their means of receipt of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2013 Interim Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2013 Interim Report, may also request to be sent a copy of this 2013 Interim Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

Hong Kong Share Registrar

Computershare Hong Kong Investor Services Limited

Address: Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

Telephone: +852 2862 8628

Facsimile: +852 2865 0990

Email: hkinfo@computershare.com.hk

Contact Us

Address: Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong

Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong (with effect from September 3, 2013)

Telephone: +853 8118 2888

Facsimile: +853 2888 3382

Email: scl-enquiries@sands.com.mo

7. GLOSSARY

“adjusted EBITDA” adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains or losses, impairment loss, gain or loss on disposal of property and equipment, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its filings with the U.S. Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this report only, Hong Kong, Macao and Taiwan, unless the context otherwise requires

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

“Company,” “our,” “we,” “us,” or “Sands China” Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

SANDS CHINA LTD. Interim Report 2013

“Companies Ordinance” the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling Shareholder(s)” has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the controlling shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Equity Award Plan” the Equity Award Plan conditionally adopted by our Company on November 8, 2009

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this report at:

US$1.00: HK$7.7582

US$1.00: MOP7.9909

HK$1.00: MOP1.03

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

7. GLOSSARY

“Gaming Promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GDP” gross domestic product

“Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities that carried on the business of the present Group at the relevant time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong” the Hong Kong Special Administrative Region of the PRC

“IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” August 23, 2013

“LIBOR” London Interbank Offered Rate

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main Board

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group” LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR” the Macao Special Administrative Region of the PRC

SANDS CHINA LTD. Interim Report 2013

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock Exchange

“mass market player(s)” Non-Rolling Chip players

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

“Parcel 1” a land parcel in Cotai totaling 291,479 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel in Cotai totaling 53,700 square meters described under Registration No.23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

“Parcel 3” a land parcel in Cotai totaling 60,479 square meters described under Registration No. 23224 by the Macau Property Registry, on which The Parisian Macao is being developed

“Parcels 5 and 6” land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry, on which Sands Cotai Central has been constructed

“Parcels 7 and 8” land parcels in Cotai totaling 110,200 square meters adjacent to Sands Cotai Central

“premium player(s)” Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of Gaming Promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at www.sandschinaltd.com

“Reporting Period” January 1, 2013 to June 30, 2013

7. GLOSSARY

“RMB” or “Renminbi” Renminbi, the lawful currency of China

“Rolling Chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“Rolling Chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Cotai Central” Our integrated resort development on Parcels 5 and 6. Phase I opened on April 11, 2012 and features 636 rooms and suites under the Conrad hotel brand, 1,224 rooms under the Holiday Inn hotel brand, along with significant gaming, MICE, retail space and other integrated resort amenities. Phase IIA opened on September 20, 2012 and features 1,796 Sheraton-branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities. Phase IIB opened on January 28, 2013 and features 2,067 additional Sheraton-branded hotel rooms and suites. Phase III of the project is expected to include a fourth luxury St. Regisbranded hotel and mixed-use tower. We intend to commence construction of phase III of the project as demand and market conditions warrant it

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time

“Shared Services Agreement” the shared services agreement dated November 8, 2009 and renewed on December 21, 2011, entered into between LVS and our Company to regulate their relationship with respect to the provision of certain shared services

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires

“Starwood” Starwood Asia Pacific Hotels and Resorts Pte Ltd. and Sheraton Overseas Management Co.

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession” or “Subconcession Contract” the tripartite Subconcession Contract for the operation of casino games dated December 26, 2002 among Galaxy, the Macao Government and VML

SANDS CHINA LTD. Interim Report 2013

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and MGM Grand Paradise

“subsidiary(ies)” has the meaning ascribed to it under Section 2 of the Companies Ordinance

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “Sic bo”) as well as craps and roulette

“The Parisian Macao” an integrated resort being developed on Parcel 3, which is intended to include a gaming area, hotel, a shopping mall and other integrated resort amenities

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, Shoppes Grand Canal, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues

“TTFT” the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government

“United States,” “U.S.” or “U.S.A.” the United States of America, including its territories and possessions and all areas subject to its jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States

“VIP player(s)” Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from Gaming Promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day

7. GLOSSARY

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of Sands Cotai Central

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

“Wynn Macau” Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”) incorporated on October 17, 2001 under the laws of Macao and one of the three Concessionaires